                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): JANUARY 17, 2002

                         CLASSIC VACATION GROUP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


New York                              001-14353          13-1894567
----------------------------       ----------------      ----------------------
(State or Other Jurisdiction         (Commission         (IRS Employer
 of Incorporation)                   File Number)        Identification Number)


One North First Street, San Jose, CA                            95113
----------------------------------------------        -------------------------
(Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code: (408) 882-8455

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DIVESTITURE OF ASSETS

On January 17, 2002 Classic Vacation Group, Inc (the "Company") completed the sale of its Allied Tours subsidiary to Kuoni Holding Delaware, Inc., a domestic subsidiary of the Switzerland based travel conglomerate, Kuoni Travel Ltd. ("Kuoni") for $3.5 million in cash plus assumption of liabilities related to Allied Tours. The sale included substantially all of the assets and liabilities related to the Allied Tours brand headquartered in New York, NY through the sale all of the membership units of Allied Tours, LLC and certain assets of Allied Tours, Inc. As Allied Tours had been operated as a division of the Company, prior to the sale of Allied Tours certain assets had been contributed to Allied Tours, Inc. and immediately prior to the sale the Company contributed substantially all of the Allied Tours operating assets, net of liabilities to the newly formed Allied Tours, LLC. The Company expects to report a gain on the sale of approximately $3.6 million for financial reporting purposes. The gain will be reported with results for the three months ending March 31, 2002.

On January 23, 2002 the Company completed the sale of its Globetrotters Vacations, Inc. subsidiary ("Globetrotters") to Private Label Travel, Inc., a company formed by a group consisting of the subsidiary's management team immediately prior to the sale and a former executive of the Company. The Globetrotters subsidiary, based in Downers Grove, Illinois represents the Company's private label operations. Globetrotters operates Amtrak Vacations and the fulfillment for several bankcard rewards programs. Immediately prior to the sale, responsibility for the subsidiary's Hyatt Vacations products was transferred to the Company's Classic Custom Vacations subsidiary. Until the Company's restructuring in the fall of 2000, Globetrotters also operated the Company's Vacations by Globetrotters and Friendly Holidays brands. As part of the sale, the buyer paid nominal cash consideration but has agreed to assume liabilities in excess of tangible assets totaling approximately $1.8 million as well as certain lease obligations. Also included in the sale was an agreement by the buyer to purchase the technology assets of the Company's GVG Technology, Inc. subsidiary for nominal consideration. In total the Company realized a gain on the sale of approximately $1.8 million for financial reporting purposes. The gain will be reported with the results for the three months ending March 31, 2002.

Although the Company expects to report gains on the sales of both Allied Tours and Globetrotters for financial reporting purposes, as the Company has significant higher tax basis in the assets sold than for financial accounting purposes, the Company anticipates generating losses on the sales for income tax purposes and does not expect to incur income tax liabilities related to the sales for 2002.

In November 2001 the Company announced that it had sold its Island Resort Tours and International Travel & Resorts subsidiaries (collectively "Island") to the subsidiaries' president and prior owner, Steven A. Hicks for $500,000 in cash including the settlement of amounts owed by the subsidiaries to the Company of $240,000. The transaction was structured as the sale of the stock of both subsidiaries. In September 2001 the Company recorded an impairment charge of $6.3 million against goodwill related to Island. The eventual sale in November resulted in an additional charge of $186,000 as a loss on the sale of Island.

After given effect to the sale of Allied Tours, Globetrotters and Island, the Company's sole remaining operating business is what is known as the brands Classic Custom Vacations and Hyatt Vacations.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)      Pro forma Financial Information

         Pro forma balance sheet as of September 30, 2001

         Pro forma condensed consolidated statement of operations for the nine months ended September 30, 2001

         Pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2000

         Notes to pro forma financial statements

(c)      Exhibits

1)       10.53 Unit Purchase Agreement dated as of January 17, 2001 by and among the Registrant; Allied Tours, Inc.; Allied Tours, LLC; and Kuoni Holding Delaware, Inc.

2)       10.54 Stock and Asset Purchase Agreement among the Registrant;
                    Globetrotters Vacations, Inc.; GVG Technology, Inc.; and Private Label Travel, Inc.

===============================================================================


                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Classic Vacation Group, Inc.


Dated: February  1, 2002                        By: /s/ Debbie A. Lundquist
                                                    -----------------------
                                                Debbie A. Lundquist
                                                Executive Vice President, Chief
                                                Financial Officerand Treasurer

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following pro forma consolidated financial information of the Company is based on and should be read in conjunction with the Company's consolidated interim and annual financial statements reported in the Company's Forms 10-Q and 10-K for the nine and twelve months periods ended September 30, 2001 and December 31, 2000, respectively. The pro forma balance sheet as of September 30, 2001 gives effect to the sale of Allied Tours, which closed on January 17, 2002; the sale of Globetrotters Vacations, Inc. and related technology assets, which closed on January 23, 2002; and the sale of Island, which closed on November 19, 2001. The pro forma condensed consolidated statements of operations for the nine and twelve months ended September 30, 2001 and December 31, 2000, respectively give effect to the sales of Allied Tours, Globetrotters Vacations, Inc and related technology assets, and Island as if all of the sale transactions had occurred on the first day of the respective period.

         The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma financial statements of the Company should be read in conjunction with the notes thereto. The pro forma statements of operations do not purport to be indicative of the results of operations that may be expected to occur in the future.

                CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                (in thousands)

                                                                   Pro forma
                                                    September     Adjustments          Pro forma for
                                                     30, 2001      for Sales             Sales of
                                                   (unaudited)   of Subsidiaries       Subsidiaries
                                                  -------------- ---------------      --------------
 Assets
 Current assets:
   Cash and cash equivalents                       $     25,935   $      (7,446) (A)   $     18,489
   Restricted short-term investments                      5,150               -               5,150
   Accounts receivable, net                              18,744         (16,706) (B)          2,038
   Other current assets                                   3,811            (812) (B)          2,999
                                                  -------------- ---------------      --------------
     Total current assets                                53,640         (24,964)             28,676

 Property and equipment, net                              4,568          (2,010) (B)          2,558
 Goodwill and intangible assets, net                     69,942            (296) (B)         69,646
 Other assets                                               122             (87) (B)             35
                                                  -------------- ---------------      --------------
 Total assets                                      $    128,272   $     (27,357)       $    100,915
                                                  ============== ===============      ==============

 Liabilities and shareholders' (deficit) equity
 Current liabilities
   Accounts payable and
    accrued expenses                               $     57,105   $     (26,117) (B)   $     30,988
   Customer deposits                                     44,065          (5,294) (B)         38,771
                                                  -------------- ---------------      --------------
     Total current liabilities                          101,170         (31,411)             69,759

 Convertible notes payable                               30,136               -              30,136
 Other long-term liabilities                              1,255             (60) (B)          1,195
                                                  -------------- ---------------      --------------
      Total liabilities                                 132,561         (31,471)            101,090

 Shareholders' (deficit) equity
   Common stock                                             148               -                 148
   Additional paid-in-capital                            95,873               -              95,873
   Retained deficit                                     (97,994)          4,114  (C)        (93,880)
   Treasury stock                                        (2,316)              -              (2,316)
                                                  -------------- ---------------      --------------
      Total shareholders (deficit) equity                (4,289)          4,114                (175)
                                                  -------------- ---------------      --------------
 Total liabilities and shareholders' (deficit)
   equity                                          $    128,272   $     (27,357)       $    100,915
                                                  ============== ===============      ==============

See accompanying notes to pro forma condensed consolidated financial statements

                CLASSIC VACATION GROUP, INC., AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share data)

                                          Nine Months Ended September 30, 2001
                                          -------------------------------------------------

                                           (unaudited)      Pro forma
                                           Historical     Adjustment (D)       Pro forma
                                          --------------  --------------     --------------

Net revenues                                   $ 84,016       $ (23,446)          $ 60,570
Operating expenses                               74,637         (22,191)            52,446
                                          .............   .............      .............
                Gross profit                      9,379          (1,255)             8,124

General and administrative expenses               5,209          (2,235)(E)          2,974
Depreciation and amortization                     3,521          (1,104)             2,417
Restructuring and impairment charges              8,020          (7,711)(F)            309
                                          .............   .............      .............
  Income (loss) from operations                  (7,371)          9,795              2,424
                                          .............   .............      .............
Other income (expense)
         Interest income                          1,248            (312)               936
         Interest expense                        (2,588)              5 (G)         (2,583)
         Other                                       75               1                 76
                                          .............   .............      .............
                Total                            (1,265)           (306)            (1,571)
                                          .............   .............      .............

Income (loss) before income taxes                (8,636)          9,489                853

Income tax provision                                (45)           (289)(H)           (334)
                                          --------------  --------------     --------------

  Net income (loss)                            $ (8,681)        $ 9,200           $    519
                                          ==============  ==============     ==============


Basic and diluted net income (loss)
  per share                                    $  (0.60)        $  0.64           $   0.04
                                          ==============  ==============     ==============


Basic and diluted weighted average
shares outstanding                               14,393          14,393             14,393
                                          ==============  ==============     ==============

See accompanying notes to pro forma condensed consolidated financial statements

                CLASSIC VACATION GROUP, INC., AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share data)

                                         Twelve Months Ended December 31, 2000
                                         ------------------------------------------------

                                                          Pro forma
                                          Historical    Adjustment (D)       Pro forma
                                         -------------- ---------------    --------------
Net revenues                                 $ 132,867       $ (53,874)         $ 78,993
Operating expenses                             120,648         (55,043)           65,605
                                         .............. ...............    ..............
                Gross profit                    12,219           1,169            13,388

General and administrative expenses             10,560          (4,863)(E)         5,697
Depreciation and amortization                    6,474          (2,857)            3,617
Restructuring and impairment charges            38,586         (36,824)(F)         1,762
                                         .............. ...............    ..............
  Income (loss) from operations                (43,401)         45,713             2,312
                                         .............. ...............    ..............
Other income (expense)
         Interest income                         2,915            (648)            2,267
         Interest expense                       (4,176)             23 (G)        (4,153)
         Other                                      20              (4)               16
                                         .............. ...............    ..............
                Total                           (1,241)           (629)           (1,870)
                                         .............. ...............    ..............

Income (loss) before income taxes              (44,642)         45,084               442

Income tax provision                               (60)           (112)(H)          (172)
                                         -------------- ---------------    --------------

  Net income (loss)                          $ (44,702)      $  44,972          $    270
                                         ============== ===============    ==============


Basic and diluted net income (loss)
  per share                                  $   (3.11)      $    3.12          $   0.02
                                         ============== ===============    ==============


Basic and diluted weighted average
shares outstanding                              14,393          14,393            14,393
                                         ============== ===============    ==============

See accompanying notes to pro forma condensed consolidated financial statements

                CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA FINANCIAL STATEMENTS


Notes to Pro forma Condensed Consolidated Balance Sheet

A. Represents the cash and cash equivalents that were included in Allied Tours, LLC, Globetrotters Vacations, Inc., Island Resort Tours, Inc. and International Travel & Resorts (collectively "the Sold Business Units"), offset in part by the cash proceeds received by the Company from the sales of subsidiaries less transaction expenses incurred as follows:

             Cash and cash equivalents included with Sold Business Units              $(11,386)
             Cash proceeds received:
                Allied Tours, LLC                                                         3,500
                Island Resort Tours, Inc and International Travel & Resorts, Inc.           500
                Globetrotters Vacations, Inc.                                                 -
                                                                                   -------------
                  Total cash proceeds received                                            4,000
             Total estimated transaction expenses                                          (60)
                                                                                   -------------
             Net pro forma adjustment to cash and cash equivalents                    $ (7,446)
                                                                                   =============

B. Represents assets and liabilities that were included in the Sold Business Units as part of the sales of subsidiaries.

C. Represents the net gain on the sale of the Sold Business Units that would have been recognized had each of the sales occurred on September 30, 2001. Because the sales occurred after September 30, and each of the business units continued to operate as part of the Company after September 30 incurring either income or losses through the closing date of the respective transactions, the pro forma net gain shown is not necessarily predictive of the anticipated net gain expected to be recorded.

Notes to Pro forma Condensed Consolidated Statements of Operations

D. The pro forma adjustments applicable to the sales of the Sold Business Units, other than where indicated by a specific footnote, generally consist of subtracting the net revenues, operating expenses and other amounts directly related to the Sold Business Units attributable thereto for each period presented. Certain items are specifically footnoted below to provide clarification (See Notes E through H). In accordance with the requirements for the presentation of pro forma financial information, the pro forma statements of operations exclude the gain from the sales of the various Sold Business Units.

E. Although the sales of the Sold Business Units represented a significant percentage of the Company's consolidated net revenues for the nine months ended September 30, 2001 (28%) and the twelve months ended December 31, 2000 (41%), only general administrative expenses directly related with the day-to-day operations of the Sold Business Units were deducted as a pro forma adjustment. Independent of the sales of the Sold Business Units the Company has worked diligently to reduce its corporate overhead expenses over the past two years. None of these savings have been reflected in the pro forma adjustments; as such, the presented general and administrative expenses are not necessarily predictive of future expense levels of the Company.

F. The Company incurred significant restructuring charges during the twelve months ended December 31, 2000 and the nine months ended September 30, 2001, principally related to the impairment of long-lived assets related to certain of the Sold Business Units. For pro forma presentation purposes, such restructuring charges have been eliminated. Restructuring charges recorded related to the closure of the Company's Washington, D.C. corporate headquarters office during the twelve months ended December 31, 2000 and certain severance and other costs related the restructuring of corporate overhead independent of the Sold Business Units have not been eliminated and are reflected in the pro forma statements of operations as they were incurred.

G. During the twelve months ended December 31, 2000 and the nine months ended September 30, 2001 the Company incurred significant interest expense, including in 2000 significant penalty fees and loan restructuring costs that were directly related to shortfalls in the operating results of some of the Sold Business Units. Additionally, the Company's outstanding debt as of September 30, 2001 was principally a related to the purchase of some of the Business Units in 1999. However, no elimination of interest expense other than incidental interest expense related to capital leases for equipment used solely for the Sold Business Units has been eliminated. The sale of the Sold Business Units will not necessarily decrease the Company's future interest obligations.

H. Historically the Company has operated at a net loss and as such has been obligated to pay only minimal statutory state income and franchise taxes. With the elimination of the losses related to the Sold Business Units, the Company would have reported income. Income taxes have been adjusted to reflect an estimated tax provision equal to 39% the pro forma income before income taxes.